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                                                                       EXHIBIT 3

                            TITAN INTERNATIONAL, INC.

                               AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      Name
                                      ----

         The name of the corporation is: TITAN INTERNATIONAL, INC. (the "Corporation").

                                   ARTICLE II
                                     Purpose
                                     -------

         The purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended (the "1983 Act").

                                   ARTICLE III
                                Authorized Shares
                                -----------------

         Paragraph 1. Number and Class. The number of shares which the Corporation is authorized to issue, itemized by class, series and par value, if any, is:

         Class                 Par Value             Number of Shares Authorized
         -----                 ---------             ---------------------------

         Common Stock          without par value     60,000,000 shares

         Preferred Stock       without par value      4,000,000 shares

         Paragraph 2. Rights, Preferences and Limitations. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

               A. Subject to the preferences accorded the holders of Preferred Stock pursuant to these Articles of Incorporation (the "Articles") or action of the Board of Directors of the Corporation (the "Board") taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board from time to time and, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

               B. The Board is authorized from time to time to issue shares of Preferred Stock in one or more series, each series to bear a distinctive designation and to have

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such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the Board providing for the issuance thereof. Such resolutions, when filed, shall constitute amendments to these Articles.

         Paragraph 3. No Cumulative Voting. No holder of any shares of any class of stock of this Corporation shall be entitled to cumulative voting rights in the election of the Board under any circumstances.

         Paragraph 4. Series A Convertible Preferred Stock. By resolution of the Board of Directors adopted on July 9, 1994, and pursuant to the authority expressly granted to and vested in the Board of Directors by virtue of Article III, Paragraph 2 of these Articles, the Board of Directors created a series of Preferred Stock having the following designations, powers, conversions, privileges, preferences and other special rights and qualifications, limitations or restrictions thereof:

               A. Designation and Amount. The shares of such series shall be designated as Series A Convertible Preferred Stock no par value per share (the "Series A Preferred") and the number of shares constituting such series shall be 1,000,000.

               B. Voting Rights.  The holders of Series A Preferred shall not be
entitled  to  vote  on  any  matters   submitted  to  the  stockholders  of  the
Corporation, except as required by applicable law.

               C. Dividends.

                  (1) The holders of each share of Series A Preferred shall have the right to receive, out of any funds or property legally available therefor, noncumulative dividends at the same rate and at the same time as any dividends declared on each share of the Common Stock of the Corporation as presently constituted, when, as and if declared by the Board of Directors; provided, however; that if any dividends payable in Common Stock are declared or any other Capital Event (as defined in Paragraph E(3)(a)) shall occur, then the provisions hereof relating to anti-dilution shall govern and no dividend or other distribution shall be made to the holders of Series A Preferred.

                  (2) If the Corporation at any time shall make a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable under Paragraph C(1) above or a Liquidation Event under Paragraph D below, the holders of each share of Series A Preferred shall be entitled to receive such a distribution at the same rate and at the same time as paid or distributed on each share of Common Stock.



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               D. Liquidation Preference.

                  (1) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of shares of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any class or series of preferred stock which ranks inferior to Series A Preferred with respect to rights on the occurrence of a Liquidation Event by reason of their respective ownership thereof, the amount of $7.50 per share, as adjusted for any stock dividends, combinations, stock splits, recapitalizations, reorganizations or other transactions affecting the shares of capital stock of the Corporation effected without the receipt of consideration by the Corporation (the "Liquidation Preference"). If upon any Liquidation Event the amounts available for distribution are insufficient to pay in full the Liquidation Preference to which the holders of the Series A Preferred are entitled, hen such distributions shall be made to the holders of Series A Preferred on a pro-rata basis.

                  (2) Notwithstanding anything to the contrary contained in subparagraph (1) of this Paragraph D, if the amount that would be payable to the holders of the Series A Preferred in connection with such Liquidation Event if such holders had converted such Series A Preferred into the maximum number of shares of Common Stock into which such Series A Preferred would be convertible if it automatically converted at the time of the Liquidation Event would be greater than the Liquidation Preference, then the holders of the Series A Preferred shall be entitled to receive, as and when received by the holders of the Common Stock, such alternative liquidation amount in lieu of the Liquidation Preference.

                  (3) For purposes of this Paragraph D only, a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation Event and shall entitle the holders of Series A Preferred to receive at the closing of such sale in cash, securities or other property the greater of the amounts specified in subparagraphs (1) and (2) above.

                  (4) Whenever the distribution provided for in this Paragraph D shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by the Board of Directors of the Corporation by any reasonable method.

               E. Conversion. The holders of Series A Preferred shall have no conversion rights except as set forth below:

                  (1) Conversion Rights.

                      (a) Automatic Conversion. Each share of Series A Preferred shall on the sixth anniversary of the issuance of such share be automatically converted, without the payment of any additional consideration, into such number of fully paid and


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nonassessable shares of Common Stock (all of which shall be registered under the
Securities Act of 1933, as amended and all applicable state securities laws on or prior to issuance) as is determined by dividing $7.50 by the Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on such sixth anniversary. The price at which the shares of Common Stock shall be deliverable upon conversion of shares of Series A Preferred (as such price may be adjusted from time to time as provided herein, the "Series A Conversion Price") shall initially be $60.00 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

                  (2) Mechanics of Conversion.

                      (a) Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such stock, and shall give written notice to the Corporation at such office setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such certificate or certificates for Common Stock, when issued, shall represent shares of Common Stock which have been duly authorized, fully paid and non-assessable.

                      (b) Notwithstanding any delay or failure by a holder of Series A Preferred to deliver any certificates for conversion on or after the sixth anniversary of issuance, such conversion shall be deemed to have been made as of such sixth anniversary. As of the sixth anniversary of the date of issuance of any such shares of Series A Preferred then outstanding, such outstanding shares of Series A Preferred shall be deemed canceled and the holders thereof shall be treated for all purposes as record holders of the shares of Common Stock into which such shares of Series A Preferred are convertible as of such date.

                  (3) Adjustments to Series A Conversion Price.

                      (a) Special Definitions. For purposes of this subparagraph
(3), the following definitions shall apply:

                          (i) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued or pursuant to Paragraph E(3)(c) (or deemed to be issued) by the Corporation after the Original Issue Date other than Excluded Securities.

                          (ii)   "Capital   Event"   shall  mean  any  event  or
occurrence contemplated under Paragraph E(3)(f) or E(4).



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                          (iii) "Common  Stock" shall mean the Common Stock,  no
par value of the Corporation as constituted on the date of issuance of any Series A Preferred.

                          (iv) "Convertible Securities" shall mean any evidences
of indebtedness, warrants, Options or other rights or securities (other than the Series A Preferred and the Original Warrant) convertible into or exchangeable or exercisable for, Common Stock or other Convertible Securities.

                          (v)  "Excluded  Securities"  shall  mean all shares of
Common Stock issued or issuable (or deemed to be issued pursuant to Paragraph E(3)(c)) upon (A) the sale, transfer or exercise of the Original Warrant, (B) to officers, directors or employees of the Corporation pursuant to stock option, warrant or stock purchase plans or agreements which plans and/or agreements have been approved by the Board of Directors of the Corporation prior to the Original Issue Date, (C) upon conversion of The Corporation 4.75% Subordinated Convertible Debentures due 2000 in the amount of $103,500,000.00, (D) the Dyneer Earnout Shares as defined and provided for in the Exchange Agreement dated September 21, 1993 between the Dyneer Shareholders and the Corporation, or (E) for which adjustment of the Series A Conversion Price has previously been made pursuant to Paragraph E(3)(f).

                          (vi) "Options" shall mean rights,  options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                          (vii)  "Original  Issue  Date"  shall mean  August 11,
1994.

                          (viii)  "Original  Warrant"  shall mean the warrant to
purchase Common Stock of the Corporation at an initial exercise price of $55.00 per share (subject to adjustment as provided therein) issued to Pirelli Armstrong Tire Corporation as of the Original Issue Date.

                      (b) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined in accordance with this Paragraph E) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price for such series of Series A Preferred Stock in effect on the date of, and immediately prior to, such issue.

                      (c) Deemed Issue of Additional Shares of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the


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determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or Options, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case as to which Additional Shares of Common Stock shall be deemed to have been issued:

                          (i) no further  adjustments in the Series A Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities;

                          (ii) if such Options or other  Convertible  Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such other Convertible Securities;

                          (iii) upon the  expiration  of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall upon such expiration, be recomputed as if in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange.

                      (d) Determination of Consideration. For purposes of this subparagraph (c), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                            (i) Cash and Property. Such consideration shall:


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                                  (A)  insofar  as  it  consists  of  cash,   be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B) insofar as it  consists of property  other
than cash, be computed at the fair market value thereof at the time of receipt of such property, as determined in good faith by the Board of Directors of the Corporation by any reasonable method;

                                  (C) in the event  Additional  Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation by any reasonable method.

                            (ii)  Options  and   Convertible   Securities.   The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Paragraph E(3)(c), relating to Options and Convertible Securities shall be determined by dividing:

                                  (A) the  total  amount,  if any,  received  or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities for the maximum number of shares, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                  (B) the  maximum  number  of  shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                      (e) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that the Corporation at a time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed issued pursuant to subparagraph (3)(c)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock, which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance; and
(B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued.

                      (f) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock, or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (4) Adjustments for Reclassification, Consolidation, Merger and Reorganization. If the Common Stock issuable upon conversion of Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or securities, and or other property or the right to receive other property, whether by capital reorganization, reclassification, consolidation, merger or otherwise (other than a subdivision or combination of shares provided for in Paragraph E(3)(f) above or a merger or other reorganization in which the Corporation is the surviving entity), the
Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization, consolidation, merger or reclassification, be proportionately adjusted so that the Series A Preferred shall thereafter be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, the kind and amount of such other class or classes of stock or securities or other property or rights to receive property equivalent to the number of shares of such other class or classes of stock or securities or other property or rights to receive property that the holder of Series A Preferred would have received as a result of conversion of the Series A Preferred immediately before the change and, in such case appropriate adjustment shall be made in the application of the provisions of Paragraph E(3) hereof with respect to the rights and interest thereafter of the holders of the Series A Preferred, to the end that

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


the provisions set forth in this Paragraph E(4) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of the Series A Preferred (and all of such shares of such other class or classes or stock or securities into which the Series A Preferred is thereafter convertible shall be subject to, and entitled to the benefits of, all of the provisions of this Paragraph E on the same basis as the Common Stock which the holders would otherwise have been entitled to receive).

                  (5) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Paragraph E by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph E and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

                  (6)  Certificates  as to  Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate executed by the Corporation's Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

                  (7) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred pursuant hereto.

                  (8) Reservation of Stock. The Corporation shall at all times reserve, cause to be approved for listing on notice of issuance on the principal stock exchange on which the Common Stock is then listed, and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred.

                  (9) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of each share of Series A Preferred being simultaneously converted by any holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional shares. If, after such aggregation, the conversion would result in issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, issue to the holder one share with respect to such fractional share.

                                   ARTICLE IV
                                 Indemnification
                                 ---------------

         Directors and officers of the Corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation's request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board or the bylaws of the Corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

         If a claim under this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation), it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the 1983 Act. Neither the failure of the Corporation (including its Board, a committee of its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the 1983 Act, nor an actual determination by the Corporation (including its Board, a committee of its Board, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard or conduct, shall be a defense to any action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.


                                    ARTICLE V
                               Director Liability
                               ------------------


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         No  director  of the  Corporation  shall be  personally  liable  to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that this Article does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the 1983 Act, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. If after this Article becomes effective, the 1983 Act is amended to authorize the broader elimination or limitation of liability for a director, then in addition to the foregoing elimination of liability, upon the effective date of such amendment, the liability of a director shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the 1983 Act as amended. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as much in reliance on the provisions of this Article. No repeal or amendment of these Articles shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment.

                                   ARTICLE VI
                                   Amendments
                                   ----------

         Except as otherwise expressly set forth in these Articles, or as specifically required by law, any amendment to the Articles requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment. Notwithstanding the foregoing, an amendment to the Articles to reduce the current requirement under the 1983 Act that the holders of two-thirds of outstanding shares, including the holders of two-thirds of any class or series, which is entitled to a class vote on such transaction, approve certain mergers, consolidations, exchange transactions, or sales by the Corporation of all or substantially all of its assets would, itself, require the affirmative vote of holders of two-thirds of any such class or series.



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